Exhibit 10.8

Anything herein to the contrary notwithstanding, the liens and security interests granted to Wilmington Trust, National Association, as Notes Collateral Agent, pursuant to the Indenture (as defined herein) and this Agreement, the exercise of any right or remedy by Wilmington Trust, National Association as Notes Collateral Agent hereunder and certain of the rights of the Holders of the Notes, are subject to the provisions of the Intercreditor Agreement dated as of May 2, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), by and between Wells Fargo Bank, National Association, as First Lien Agent and Wilmington Trust, National Association, Second Lien Agent. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control.

AIRCRAFT AND ENGINE SECURITY AGREEMENT

DATED AS OF MAY 2, 2013

BETWEEN

THE GRANTOR PARTY HERETO

AS GRANTOR

AND

WILMINGTON TRUST, NATIONAL ASSOCIATION,

AS COLLATERAL AGENT

Schedule I	—	Definitions
Annex A	—	Aircraft and Engines
Exhibit A	—	Form of Security Agreement Supplement
Exhibit B	—	Form of Irrevocable De-Registration and Export Request Authorization

AIRCRAFT AND ENGINE SECURITY AGREEMENT

This AIRCRAFT AND ENGINE SECURITY AGREEMENT, dated as of May 2, 2013 (as amended, restated, supplemented, or otherwise modified from time to time, this “Agreement”), is among the Person listed on the signature pages hereof as “Grantor” (the “Grantor”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, in its capacity as collateral agent for the Secured Parties (as defined in the Security Agreement referred to below) (in such capacity, together with its successors and assigns in such capacity, “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, ERICKSON AIR-CRANE INCORPORATED (the “Issuer”) is issuing $400,000,000 aggregate principal amount of its 8.25% Second Priority Senior Secured Notes due 2020 (together with any Additional Notes issued under the Indenture, the “Notes”) pursuant to that certain Indenture dated as of May 2, 2013 (as amended, restated, supplemented, or otherwise modified from time to time, the “Indenture”) by and among the Issuer, certain subsidiaries of the Issuer as guarantors (the “Guarantors”), Wilmington Trust, National Association, as trustee (in such capacity, together with its successors and assigns in such capacity, “Trustee”) and Collateral Agent; and

WHEREAS, Grantor is a party to that certain Security Agreement, dated contemporaneously herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), with Collateral Agent and the other parties thereto, pursuant to which the Grantor has granted to Collateral Agent, for the benefit of the Secured Parties, a security interest in substantially all of its assets; and

WHEREAS, Grantor has agreed to grant a continuing security interest in and to the Collateral in order to secure the prompt and complete payment, observance and performance of, among other things, the Secured Obligations, as provided herein; and

WHEREAS, all things have been done to make the Security Agreement, which has been executed, issued and delivered by Grantor, the legal, valid and binding obligation of Grantor; and

WHEREAS, all things necessary to make this Agreement a legal, valid and binding obligation of Grantor and Collateral Agent, for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have occurred; and

NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS; CONSTRUCTION

Section 1.1 Certain Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) capitalized terms used herein have the meanings set forth in Schedule I hereto or in the Security Agreement unless otherwise defined herein;

(b) the definitions stated herein and those stated in Schedule I apply equally to both the singular and the plural forms of the terms defined;

(c) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision;

(d) references herein to sections, schedules, appendices and exhibits pertain to sections, schedules, appendices and exhibits in or to this Agreement and shall be deemed to be a part of this Agreement;

(e) references to any agreement shall be to such agreement, as amended, modified or supplemented;

(f) references to any Person shall include such Person’s successors and assigns subject to any limitations provided for herein or in the other Secured Documents; and

(g) references to “including” or “included” shall not be limiting and shall be deemed to mean “including without limitation” and “included, but not limited to.”

Section 1.2 Construction. Any reference herein to the satisfaction, repayment, or payment in full of the Secured Obligations shall mean (i) the payment or repayment in full in immediately available funds of (A) the principal amount of, and interest accrued with respect to, all outstanding Notes and Other Pari Passu Lien Obligations, together with the payment of any premium applicable to the repayment of the Notes and Other Pari Passu Lien Obligations, (B) all costs or expenses (including taxes and insurance premiums) required to be paid by the Issuer or its Subsidiaries under any of the Secured Documents that are required to be paid by the Issuer or its Subsidiaries under any of the Secured Documents that have accrued regardless of whether demand has been made therefor, (C) all fees or charges that have accrued hereunder or under any other Security Documents, (ii) the receipt by Collateral Agent of cash collateral in order to secure any other contingent Secured Obligations for which a claim or demand for payment has been made at such time or in respect of matters or circumstances known to Agent at the time that are reasonably expected to result in any loss, cost, damage or expense (including attorneys fees and legal expenses), such cash collateral to be in such amount as Agent reasonably determines is appropriate to secure such contingent Secured Obligations, and (iii) the payment or repayment in full in immediately available funds of all other Secured Obligations other than unasserted contingent indemnification obligations. Any reference herein to any Person shall be construed to include such Person’s successors and assigns.

SECTION 2. SECURITY

Section 2.1 Grant of Security. Grantor hereby unconditionally grants, assigns, and pledges to Collateral Agent, for the benefit of the Secured Parties, to secure the Secured Obligations, a continuing security interest in, and mortgage Lien on, and consents to the registration of an International Interest on, all of Grantor’s right, title, and interest in and to the following, whether now owned or hereafter acquired or arising and wherever located (the “Collateral”):

(a) the Aircraft, including each Airframe, each Engine (each such Engine having more than 550 rated takeoff horsepower or the equivalent of such horsepower), each Rotor, each Rotor Blade, and in the case of an Engine, Rotor, or Rotor Blade, as the same is now and will hereafter be constituted, whether now or hereafter acquired, and whether or not any such Engine, Rotor, or Rotor Blade may from time to time be installed on an Airframe or any other airframe or any other aircraft, any and all Parts which are from time to time included within the definitions of “Airframes” or “Engines” and, to the extent provided herein, all substitutions and replacements of, and additions, improvements, accessions and accumulations to, such Aircraft, such Airframes, such Engines, such Rotors, such Rotor Blades, and any and all such Parts (such Airframes and Engines as more particularly described in the

Security Agreement Supplement and with respect to any substitutions or replacements therefor), and all renewals, substitutions, replacements, additions, improvements, accessories and accumulations with respect to any of the foregoing, and together with all Aircraft Documents;

(b) all Accessories in respect of any Aircraft;

(c) all service and warranty rights related to the Aircraft, the Engines, the Rotors, the Rotor Blades, the Parts, or any Accessories in respect of any Aircraft;

(d) each lease, interchange agreement or operating agreement with respect to any Aircraft, any Engine, any Rotor, any Rotor Blade, any Part, or any other agreement relating to use or possession of any Aircraft, any Engine, any Rotor, any Rotor Blade, or any Part, including, without limitation, the right to make all waivers and agreements, to give and receive all notices and other instruments or communications, to take such action upon the occurrence of a default thereunder, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted thereby or by law, and to do any and all other things which Grantor is or may be entitled to do thereunder (subject to such reservation);

(e) all requisition, confiscation, seizure or condemnation proceeds with respect to any Aircraft, any Engine, any Rotor, any Rotor Blade, or any Part thereof or any other Collateral, all amounts paid or payable by any Government Authority in respect of the possession or use of any Aircraft, and all proceeds from the sale, lease or other disposition of any Aircraft, any Engine, any Rotor, any Rotor Blade, or any Part or any other Collateral described herein, except as otherwise expressly provided in the Indenture;

(f) the Bills of Sale;

(g) any other bill of sale to any Aircraft, any Engine, any Rotor, any Rotor Blade, or any Part;

(h) all service contracts, product agreements, repair, maintenance and overhaul agreements, all power by hour maintenance contracts, and all agreements of any subcontractor, supplier or vendor, including to the extent assignable all warranties, in respect of any Aircraft, any Airframe, any Engine, any Rotor, any Rotor Blade, or any Part;

(i) all moneys and securities now or hereafter paid or deposited or required to be paid or deposited to or with Collateral Agent by or for the account of Grantor in respect of any Aircraft pursuant to any term of this Agreement or any other Secured Documents, and held or required to be held by Collateral Agent hereunder or thereunder;

(j) all property that may from time to time hereafter be expressly subjected to the Lien of this Agreement;

(k) all insurance policies (including the proceeds thereof) with respect to any Aircraft, any Airframe, any Engine, any Rotor, any Rotor Blade, or any Part required to be maintained by Grantor under Section 3.3(k) hereof;

(l) to the extent related to any of the foregoing or consisting of or acquired with proceeds of any of the foregoing, all accounts, goods, inventory, equipment, general intangibles (including software and payment intangibles), documents, promissory notes and other instruments, chattel paper (including electronic chattel paper and tangible chattel paper), investment property, deposit accounts, commercial tort claims, letters of credit, letter of credit rights and contract rights, if any, of Grantor; and

(m) all proceeds and products of the foregoing.

Notwithstanding anything contained in this Agreement to the contrary, the term “Collateral” shall not include any Excluded Assets.

Anything herein to the contrary notwithstanding, the Liens and security interests granted herein, the exercise of any right or remedy with respect thereto, and certain of the rights of the holder hereof are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control. Notwithstanding anything herein to the contrary, prior to the Payment in Full of First Lien Priority Debt (as defined in the Intercreditor Agreement), the requirements of this Agreement to deliver Collateral and any certificates, instruments or documents in relation thereto to the Collateral Agent shall be deemed satisfied by delivery of such Collateral and such certificates, instruments or documents in relation thereto to the First Lien Agent (as bailee for the Collateral Agent) as provided in the Intercreditor Agreement.

Grantor agrees that, in the event Grantor, pursuant to any First Lien Documents, takes any action to grant or perfect a Lien in favor of the First Lien Agent in any assets (other than Second Lien Excluded Equity Interests (as defined in the Intercreditor Agreement)), such Grantor shall also take such action to grant or perfect a Lien (subject to the Intercreditor Agreement) in favor of the Collateral Agent to secure the Secured Obligations without request of the Collateral Agent, including with respect to any property in which a Grantor grants or perfects a Lien in favor of the First Lien Agent.

TO HAVE AND TO HOLD all and singular the Collateral unto Collateral Agent, its permitted successors and assigns, forever, upon the terms and trusts herein set forth, for the benefit, security and protection of Collateral Agent, for the benefit of the Secured Parties, and for the uses and purposes and subject to the terms and provisions set forth in this Agreement.

Grantor does hereby constitute and appoint Collateral Agent the true and lawful attorney of Grantor, irrevocably, for good and valuable consideration with full power of substitution, which appointment is coupled with an interest, with full power (in the name of Grantor or otherwise) to ask for, require, demand, receive, sue for, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of all property (in each case including insurance and requisition proceeds) which now or hereafter constitutes part of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceeding which Collateral Agent may deem to be necessary or advisable in the premises as fully as Grantor itself could do; provided that Collateral Agent shall not be permitted to exercise any such rights except following the existence, and during the continuance of, an Event of Default. Without limiting the foregoing provisions, following the existence, and during the continuance of, any Event of Default, but subject to the terms hereof, the Intercreditor Agreement and any mandatory requirements of applicable law, Collateral Agent shall have the right under such power of attorney, but no obligation, in its discretion to file any claim or to take any other action or proceedings, either in its own name or in the name of Grantor or otherwise, which Collateral Agent may reasonably deem necessary or appropriate to protect and preserve the right, title and interest of Collateral Agent in and to the security intended to be afforded hereby.

Grantor agrees that at any time and from time to time, upon the written request of Collateral Agent, Grantor will, at its cost and expense, promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents (including legal opinions reasonably requested by Collateral Agent), and do such further acts and things, including filings, recordations, registrations, and similar actions under the Code, with the FAA, with the International Registry, or any other registry with respect to any Aircraft, any Engine, any Rotor, any Rotor Blade, as Collateral Agent may reasonably deem desirable in obtaining the full benefits of the security interest and assignment hereunder and of the rights and powers herein granted.

Grantor does hereby warrant and represent that, except as permitted by the Secured Documents, it has not granted a security interest in or assigned or pledged, or sold, transferred, leased, or otherwise disposed of, and hereby covenants that, except as permitted by the Secured Documents, it will not (i) grant a security interest in, assign or pledge, or sell, transfer, lease or otherwise dispose of, so long as the Lien of this Agreement has not been discharged in accordance with the terms hereof, any of its rights, titles or interests in the Collateral to any Person other than Collateral Agent and the First Lien Agent, and (ii) except in each case as provided hereunder, or so long as no Event of Default is in existence, enter into any agreement amending or supplementing any agreement assigned or pledged hereunder or execute any waiver or modification of, or consent under, the terms of, or exercise any rights, powers or privileges under, any agreement assigned or pledged hereunder, or settle or compromise any claim arising under any agreement assigned or pledged hereunder, submit or consent to the submission of any dispute, difference or other matter arising under or in respect of any agreement assigned or pledged hereunder, or to arbitration thereunder.

It is hereby further agreed that any and all Collateral described or referred to in the granting clause hereof which is hereafter acquired by Grantor shall ipso facto, and without any other conveyance, assignment or act on the part of Grantor or Collateral Agent, become and be subject to the Lien herein granted as fully and completely as though specifically described herein.

SECTION 3. COVENANTS OF THE GRANTOR

Section 3.1 Liens and Legal Opinions.

(a) Grantor shall not directly or indirectly create, incur, assume or suffer to exist any Lien on or International Interest against or with respect to any Aircraft, any Airframe, any Engine, any Rotor, any Rotor Blade, or any Part or title thereto or any interest therein except for Permitted Liens. Grantor shall promptly, at its own expense, take such action as may be necessary to duly discharge (by bonding or otherwise) any Lien other than a Permitted Lien arising at any time.

(b) Promptly following the execution and delivery of this Agreement Grantor shall furnish an opinion of qualified FAA counsel, in form and substance reasonably satisfactory to Collateral Agent, that (i) this Agreement is in recordable form, (ii) this Agreement has been filed for recordation with the FAA in accordance with the Federal Aviation Act and creates a duly perfected second priority security interest in favor of Collateral Agent, for the benefit of the Secured Parties, in the portion of the Collateral for which a security interest can be perfected by such filing with the FAA in favor of Collateral Agent, and there are no other Liens of record with the FAA with respect to the Collateral (except for Permitted Liens), and (iii) the International Interests granted in each Aircraft (and each of the applicable Engines) under this Agreement have been registered as International Interests with the International Registry in accordance with the Cape Town Convention, and there are no other International Interests of record with the International Registry with respect to the Collateral (except for Permitted Liens) (and Grantor shall have furnished to Collateral Agent a “priority search certificate” from the International Registry confirming the foregoing), and covering such other matters as Collateral Agent shall reasonably request. Promptly after this Agreement has been recorded by the FAA, Grantor shall deliver to Collateral Agent an opinion of such counsel, in form and substance reasonably acceptable to Collateral Agent, as to the due recordation thereof by the FAA.

Section 3.2 Possession.

Except as expressly permitted in Section 3.9 or pursuant to each Secured Document, Grantor shall not lease, or otherwise in any manner deliver, relinquish or transfer possession of any Airframe, any Engine, any Rotor, or any Rotor Blade to any Person or install any Engine, Rotor, or Rotor Blade, or permit any Engine, Rotor, or Rotor Blade, to be installed, on an airframe other than the Airframes, provided, however, that so long as all approvals, consents or authorizations required from the Aeronautical Authority in connection with any such lease or such delivery, transfer or relinquishment of possession have been obtained and remain in full force and effect, Grantor may, whether or not permitted by each Secured Document:

(a) enter into a Wet Lease or other similar arrangement under which Grantor has operational control of any Airframes, any Engines, any Rotors, any Rotor Blades installed thereon in the course of Grantor’s business (which shall not be considered a transfer of possession hereunder), provided that Grantor’s obligations under this Agreement shall continue in full force and effect notwithstanding any such Wet Lease or other similar arrangement;

(b) so long as no Event of Default shall have occurred and be continuing or would result therefrom, deliver possession of any Airframe, any Engine, any Rotor, any Rotor Blade, or any Part to the manufacturer thereof or to any FAA certified organization for testing, service, repair, maintenance, overhaul work or other similar purposes or for alterations or modifications or additions required or permitted by the terms of this Agreement;

(c) so long as no Event of Default shall have occurred and be continuing or would result therefrom, install an Engine, Rotor, or Rotor Blade on an airframe owned by Grantor that is free and clear of all Liens except (i) Permitted Liens, or (ii) those which apply only to the engines (other than the Engines), appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts, Rotors, or Rotor Blades) installed on such airframe;

(d) so long as no Event of Default shall have occurred and be continuing or would result therefrom, install an Engine, Rotor, or Rotor Blade on an airframe leased by Grantor or purchased by Grantor subject to a conditional sale or other security agreement, but only if (i) such airframe is free and clear of all Liens, except (A) the rights of the parties to such lease, or any such secured financing arrangement, covering such airframe and (B) Liens of the type permitted by Section 3.2(c), and (ii) Grantor shall have received from the lessor, mortgagee, secured party or conditional seller, in respect of such airframe, a written agreement (which may be a copy of the lease, mortgage, security agreement, conditional sale or other agreement covering such airframe), whereby such Person agrees that it will not acquire or claim any right, title or interest in, or Lien on, such Engine, Rotor, or Rotor Blade by reason of such Engine, Rotor, or Rotor Blade being installed on such airframe at any time while such Engine, Rotor, or Rotor Blade is subject to this Agreement;

(e) install an Engine, Rotor, or Rotor Blade on an airframe, owned by Grantor, leased by Grantor or purchased by Grantor subject to a conditional sale or other security agreement under circumstances where neither clause (c) nor clause (d) above is applicable; or

(f) transfer possession of any Airframe, any Engine, any Rotor, or Rotor Blade to the United States of America when required by Applicable Law, in which event Grantor shall promptly notify Collateral Agent in writing of any such transfer of possession;

provided that (1) the rights of any transferee who receives possession by reason of a transfer permitted by this Section 3.2 shall be subject and subordinate to all the terms of this Agreement (except as required by Applicable Law in respect of Persons described in clause (b) or clause (f) above); (2) Grantor shall remain primarily liable hereunder for the performance of all the terms and conditions of this Agreement and all of the terms and conditions of this Agreement and the other applicable Secured Documents shall remain in effect; (3) no lease or transfer of possession otherwise in compliance with this Section 3.2 shall (A) result in any registration or re-registration of any Aircraft or the maintenance, operation or use thereof except in compliance with Sections 3.3(b), (c), (d) or (f), or (B) permit any action not permitted to Grantor hereunder; (4) if any such lease or transfer of possession shall result in any risk of adverse tax consequences to the Secured Parties (as determined in an Officers’ Certificate delivered by the Issuer to the Collateral Agent and on which the Collateral Agent may conclusively rely), Grantor shall, prior to entering into the same, provide an indemnity satisfactory in form and substance to the Collateral Agent against any such adverse tax consequences; (5) Grantor shall provide sufficient evidence that the insurance required by Section 3.3(k) remains in effect and for the purpose of Collateral Agent’s review of such insurance requirements, Grantor shall, at least five (5) days prior to the date of any lease permitted under this Section 3.2, provide to Collateral Agent, forms of the broker’s report and insurance certificates required by Section 3.3(k)(vi); (6) all necessary documents shall have been duly filed or recorded in applicable public offices as may be required to preserve the Lien of this Agreement upon the Airframe and Engines; and (7) Grantor shall reimburse Collateral Agent, on an after tax basis, for all of its reasonable out-of-pocket expenses (including, without limitation, registration and filing fees, notary fees, and disbursements of counsel) in connection with any such lease or transfer.

Section 3.3 Registration and Operation.

(a) Registration and Recordation. Except as expressly permitted in Section 3.9, each Aircraft shall be duly registered in the name of Grantor under the Transportation Code and on the International Registry at all times; provided that Collateral Agent shall execute and deliver all such documents as Grantor may reasonably request for the purpose of effecting or continuing such registration. Except as expressly permitted in Section 3.9, Grantor shall not change the registration number of any Aircraft. Unless the Lien of this Agreement has been discharged in accordance with terms hereof, Grantor shall also cause this Agreement to be duly recorded and at all times maintained of record on such registries as a second-priority perfected mortgage on each Aircraft, each Airframe, and each of the Engines, except as expressly permitted in Section 3.9.

(b) Intentionally Omitted.

(c) Markings. If permitted by Applicable Law, Grantor will cause to be affixed to, and maintained in, the cockpit of such Airframe, in a clearly visible location, and in a visible location on each Engine, a placard of a reasonable size and shape bearing the legend, in English, set forth below:

Mortgaged to

Wilmington Trust, National Association,

as Collateral Agent

Such placard may be removed temporarily, if necessary, in the course of maintenance of such Airframe or such Engine, as the case may be. If such placard is damaged or becomes illegible, Grantor shall promptly replace it with a placard complying with the requirements of this Section 3.3(c).

(d) Compliance With Laws. Grantor shall not permit any Airframe, any Engine, any Rotor, or any Rotor Blade to be used or operated in violation of any Applicable Law or in violation of any airworthiness certificate, license or registration relating to such Aircraft, Engines, Rotors, or Rotor Blades issued by any competent governmental authority, unless (i) the validity thereof is being contested in good faith and by appropriate proceedings which do not involve a danger (other than a de minimis danger) of the sale, forfeiture or loss of such Airframe, such Engines, such Rotors, or such Rotor Blades or the Lien of this Agreement thereupon, any risk of criminal liability or any material risk of civil liability against Collateral Agent or any other Secured Party, or (ii) it is not possible for Grantor to comply with the Laws of a jurisdiction other than the United States because of a conflict with the Applicable Laws of the United States.

(e) Operation. Except as otherwise expressly provided herein, Grantor shall be entitled to operate, use, locate, employ or otherwise utilize or not utilize the Airframes, Engines, Rotors, Rotor Blades, and Parts in any lawful manner or place in accordance with Grantor’s business judgment. Grantor shall not operate, use or locate any Airframe, any Engine, any Rotor, any Rotor Blade, or suffer any Airframe, any Engine, any Rotor, any Rotor Blades to be operated, used or located (i) in any area excluded from coverage by any insurance required by the terms of Section 3.3(k) hereof, except in the case of a requisition by the United States of America where Grantor obtains (and provide evidence of) indemnity from the Governmental Authority for the benefit of the Additional Insureds against substantially the same risks and for at least the amounts of the insurance required by Section 3.3(k) hereof covering such area, or (ii) unless covered by war risk insurance, unless such Airframe, such Engine, such Rotor, or such Rotor Blade is operated or used under contract with the Government under which contract the Government assumes liability for substantially the same risks, on terms and conditions reasonably acceptable to Collateral Agent, in at least the same amounts as would be covered by such insurance.

(f) Information for Filings. Grantor shall promptly furnish to Collateral Agent such information that is under its control or to which it has reasonable access as may be required to enable Collateral Agent timely to file any reports required to be filed by it with any Governmental Authority because of, or in connection with, the interest of Collateral Agent in the Aircraft, Airframes, Engines, Rotors, Rotor Blades, or any other part of the Collateral (it being understood that the Collateral Agent is not obligated to make any such filings and notwithstanding the foregoing each Grantor shall cause to be timely filed all such reports required to be filed with any Governmental Authority).

(g) Maintenance. Grantor, at its own cost and expense, shall service, repair, maintain, overhaul and test each Aircraft, each Airframe, each Engine, each Rotor, each Rotor Blade, or cause the same to be done in accordance with (1)(i) a Maintenance Program and (ii) maintenance standards required by the FAA, and shall keep or cause to be kept Aircraft, each Airframe, each Engine, each Rotor, and each Rotor Blade in as good operating condition as where originally mortgaged hereunder and after giving effect to the refurbishment contemplated to be financed hereby, ordinary wear and tear excepted, and shall keep or cause to be kept each Aircraft, each Airframe, each Engine, each Rotor, and each Rotor Blade in such operating condition as may be necessary to enable the airworthiness certification of each Aircraft to be maintained in good standing at all times under the applicable rules and regulations of the FAA, except when all aircraft of the same type, model or series as such Airframe (powered by engines of the same type as those with which such Airframe shall be equipped at the time of grounding) have been grounded by the FAA, and (2) the same standards Grantor uses with respect to similar aircraft of similar size in its fleet operated (whether owned or leased) by Grantor in similar circumstances. Nothing herein shall be deemed to prevent Grantor from taking any Aircraft out of service for maintenance or modifications permitted hereunder or storage in accordance with applicable FAA requirements and sound practice for such storage. Grantor shall maintain and update in a timely fashion all records, logs and other documents required by the FAA or any other Government Authority having jurisdiction to be maintained in respect of the Aircraft and such records, logs and other documents shall be kept in the English language. Grantor further agrees that the Aircraft, Airframes, Engines, Rotors, and Rotor Blades will be maintained, used, serviced, repaired, overhauled or inspected in compliance with Applicable Law with respect to the maintenance of the Aircraft and compliance with each applicable airworthiness certificate, license and registration relating to such Collateral issued by the FAA. Grantor shall comply with all airworthiness directives from the FAA and all mandatory service bulletins issued from any Manufacturer or Engine Manufacturer.

(h) Replacement of Parts.

Except as otherwise provided in the proviso to the third sentence of Section 3.3(j), Grantor, at its own cost and expense, will promptly replace all Parts that may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. In addition, in the ordinary course of maintenance, service, repair, overhaul or testing, Grantor, at its own cost and expense, may remove any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use, provided that Grantor, at its own cost and expense, shall, except as otherwise provided in the proviso to the third sentence of Section 3.3(j), replace such Parts as promptly as practicable with replacement Parts. All replacement Parts shall be free and clear of all Liens except for Permitted Liens and shall be in as good operating condition as, and shall have a value and utility at least equal to, the Parts replaced assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof.

Except in respect of any Part that Grantor may remove from an Airframe, an Engine, a Rotor, or a Rotor Blade as provided in the proviso to the third sentence of Section 3.3(j), all Parts at any time removed from an Airframe, an Engine, a Rotor, or a Rotor Blade shall remain the property of Grantor and subject to this Agreement, no matter where located, until such time as such Parts shall be replaced by Parts that have been incorporated or installed in or attached to an Airframe, Engine, a Rotor, or a Rotor Blade and that meet the requirements for replacement Parts specified in the first paragraph of this Section 3.3(h). Immediately upon any replacement Part becoming incorporated or installed in or attached to an Airframe, Engine, Rotor, or a Rotor Blade as provided in this Section 3.3(h), without further act, (i) title to the replaced Part shall be free and clear of all rights of Collateral Agent and such Part shall no longer be deemed a Part hereunder; (ii) title to such replacement Part shall thereupon vest in Grantor; and (iii) such replacement Part shall become subject to the Lien of this Agreement and be deemed part of such Airframe, Engine, Rotor, or Rotor Blade as the case may be, for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to such Airframe, Engine, Rotor, or Rotor Blade.

(i) Intentionally Omitted.

(j) Alterations, Modifications and Additions.

Grantor, at its own expense, shall make (or cause to be made) alterations and modifications in and additions to any Airframe, any Engine, any Rotor, or any Rotor Blade as may be required to be made from time to time by Applicable Law and to meet applicable standards of any airworthiness directives or any other standard of the FAA and any mandatory service bulletins of the applicable Manufacturer or the applicable Engine Manufacturer or in order to maintain the insurance required under Section 3.3(k) regardless of upon whom such requirements are, by their terms, nominally imposed; provided that Grantor may, in good faith and by appropriate procedure, contest the validity or application of any such standard in any reasonable manner which does not adversely affect the interests of Collateral Agent and does not involve any risk (other than a de minimis risk) of sale, forfeiture or loss of any Aircraft, any Airframe, any Engine, any Rotor, any Rotor Blade, or the Lien of this Agreement thereupon, any material risk of civil penalty or any risk of criminal liability being imposed on Collateral Agent or any other Secured Party. In addition, Grantor, at its own expense, may from time to time make or cause to be made such alterations and modifications in and additions to any Airframe, any Engine, any Rotor, or any Rotor Blades as Grantor may deem desirable in the proper conduct of its business including, without limitation, removal of Parts which Grantor deems are obsolete or no longer suitable or appropriate for use in such Aircraft, such Airframe, such Engine, such Rotors, or such Rotor Blades, provided further that no such alteration, modification or addition diminishes the value, utility, estimated residual value (with respect to the applicable Airframe only), condition, remaining useful life or airworthiness of such Airframe, such Engine, such Rotor, or such Rotor Blade below the value, utility, estimated residual value, condition, remaining useful life or airworthiness thereof immediately prior to such alteration, modification or addition, assuming such Airframe, Engine, Rotor, or Rotor Blade was then in the condition required to be maintained by the terms of this Agreement, except that the value (but not the utility, estimated residual value, condition, remaining useful life or airworthiness) of the Aircraft may be reduced by the value of Parts which Grantor has removed as permitted above. All Parts incorporated or installed in or attached or added to any Airframe, any Engine, any Rotor, or any Rotor Blade as the result of any alteration, modification or addition effected by Grantor shall become the property of Grantor and, without further act, subject to the Lien of this Agreement and shall be free and clear of any other Liens except Permitted Liens, provided that Grantor may remove any such Part from the Airframe, any Engine, any Rotor, or any Rotor Blade if (i) such Part is in addition to, and not in replacement of or in substitution for, any Part originally incorporated or installed in or attached to such Airframe, such Engine, such Rotor, or such Rotor Blade at the time of delivery thereof hereunder or any Part in replacement of, or in substitution for, any such original Part, (ii) such Part is not required to be incorporated or installed in or attached or added to such Airframe or such Engine pursuant to the terms of Section 3.3(g) or the first sentence of this Section 3.3(j) or pursuant to the terms of any insurance policies required to be carried hereunder or under any Applicable Law and (iii) such Part can be removed from such Airframe, such Engine, such Rotor, or such Rotor Blade without diminishing or impairing the value, condition, utility, estimated residual value, remaining useful life or airworthiness which such Airframe, Engine, Rotor, or Rotor Blade would have had at the time of removal had such alteration, modification or addition not been effected by Grantor assuming such Aircraft was otherwise maintained in the condition required by this Agreement. Upon the removal by Grantor of any such Part as above provided, title thereto shall, without further act, remain in Grantor, free and clear of all rights of Collateral Agent and such Part shall no longer be deemed a Part hereunder.

(k) Insurance.

(i) General Requirements

Grantor shall at all times, at its own cost and expense, cause policies of insurance in such form, of such type and with financially sound insurers, to be procured and maintained on or in respect of each Aircraft and Engine, as follows: (1) comprehensive aircraft liability insurance complying with all applicable regulatory requirements and covering all risks which Grantor may incur by reason of the use or operation of the Aircraft in or over any area (including, without limitation, contractual, bodily injury, passenger, public and property damage liability) with respect to each Aircraft in an amount not less than the greater of (A) $50,000,000 per occurrence or (B) the amounts of comprehensive aviation liability insurance from time to time applicable to aircraft operated by Grantor (whether owned or leased) of the type of such Aircraft; (2) cargo liability insurance with respect to each Aircraft; (3) all-risk ground and flight aircraft hull insurance covering each Aircraft in motion and not in motion, and fire and extended coverage and all-risk property damage insurance covering each Engine and all other items of equipment while removed from an Airframe, in an amount not less than the lesser of $10,000,000 per item of equipment or the scheduled appraised fair market value thereof; and (4) such other insurance against other risks as is usually carried by a Person engaged in the same business as Grantor. All such insurance shall be maintained with financially sound insurers and shall be in a form and on terms consistent with this Section and Section 4.05 of the Indenture and the corresponding provision of any Additional Pari Passu Agreement, and Grantor shall provide evidence of compliance with the insurance requirements outlined herein in accordance with section 3.3(k)(v). For the avoidance of doubt, in the event of any actual, irreconcilable conflict that cannot be resolved between this Section 3.3(k) hereof and the provisions of the Section 4.05(b) of the Indenture, the provisions of this Agreement shall control and govern.

(ii) Additional Insureds, Etc.

All insurance policies required hereunder shall (1) require 30 days’ prior written notice of cancellation, non-renewal or material change in coverage to Collateral Agent (any such cancellation, non-renewal or change, as applicable, not being effective until the thirtieth (30th) day after the giving of such notice); (2) name the Collateral Agent and the Additional Insureds as additional insureds under the public liability policies and name Collateral Agent as loss payee under the physical damage insurance policies (and any such proceeds paid to Collateral Agent shall be held and distributed in the manner provided in Section 3.3(k)(iv) and the other provisions hereof); (3) not require contributions from other policies held by the Additional Insureds; (4) waive any right of subrogation against the Additional Insureds; (5) in respect of any liability of any of the Additional Insureds, waive the right of such insurers to set-off, to counterclaim or to any other deduction, whether by attachment or otherwise, to the extent of any monies due the Additional Insureds under such policies; (6) not require that any of the Additional Insureds pay or be liable for any premiums with respect to such insurance covered thereby; (7) be in full force and effect throughout any geographical areas at any time traversed by any Airframe or Engine; (8) contain a clause requiring the insurer, upon notice of the same, to name any assignee of an Additional Insured’s interest as an additional insured and a loss payee; (9) shall provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each Additional Insured; and (10) with respect to physical damages policies only, contain breach of warranty provisions providing that, in respect of the interests of the Additional Insureds in such policies, the insurance shall not be invalidated by any action or inaction of Grantor or any other person (other than an Additional Insured, as to itself only) and shall insure the Additional Insureds regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Grantor or by any other person (other than an Additional Insured, as to itself only).

(iii) War and Allied Perils Insurance.

With respect to each Aircraft operated outside the continental United States, Grantor shall maintain, and supply Collateral Agent proof of, war and allied perils insurance for all locations that such Aircraft travels to and through, which covers the perils of (1) war, invasion, acts of foreign enemies, hostilities (whether war be declared or not), civil war, rebellion, revolution, insurrection, martial law, military or usurped power or attempts at usurpation of power, (2) strikes, riots, civil commotions or labor disturbances, (3) any act of one or more persons, whether or not agents of a sovereign power, for political or terrorist purposes and whether the loss or damage resulting therefrom is accidental or intentional, (4) any malicious act or act of sabotage, (5) confiscation, nationalization, seizure, restraint, detention, appropriation, requisition for title or use by or under the order of any government (whether civil, military or de facto) or public or local authority and (6) hijacking, or any unlawful seizure or wrongful exercise of control of the Aircraft or crew in flight (including any attempt at such seizure or control) made by any person or persons on board the Aircraft acting without the consent of Grantor.

(iv) [Reserved]

(v) Reports, etc.

Grantor will furnish to Collateral Agent (A) on or prior to the date of execution of the Security Agreement Supplement that includes hereunder the Airframe or Engine to which such insurance relates, insurance certificates describing in reasonable detail the insurance maintained by Grantor as required pursuant to this Section 3.3(k), (B) prior to the cancellation, lapse or expiration of the insurance policies required pursuant to this Section 3.3(k), evidence of renewal of such insurance policies, and (C) on or prior to the date of execution of the Security Agreement Supplement that includes hereunder the Airframe or Engine to which such insurance relates and on or before the renewal dates of the insurance policies carried by Grantor pursuant to this Section 3.3(k), a report signed by a firm of aircraft insurance brokers, not affiliated with Grantor, appointed by Grantor and reasonably satisfactory to Collateral Agent, stating the opinion of such firm that all premiums in connection with the insurance then due have been paid and the insurance then carried and maintained on each Aircraft complies with the terms hereof and, in the case of renewal insurance, that such renewal insurance will on and after the effective date thereof so comply with the terms hereof. Grantor will instruct such firm to give prompt written advice to Collateral Agent (1) of such firm’s receipt of any notice of cancellation of the insurance policies, or notice of a change in the insurance policies which would, in such firm’s judgment, adversely change the statements set forth in the insurance certificates described in clause (A) of this Section 3.3(k)(v), (2) if any premiums are not paid to such firm by Grantor as agreed between Grantor and the applicable insurer(s), after giving effect to the procedures and/or terms that exist between such insurer(s) and such firm from time to time regarding the payment of premiums, (3) upon application by Collateral Agent, of the premium payment situation, (4) if such firm ceases to be the insurance broker to Grantor, (5) within fourteen (14) days following such firm’s receipt of a written request from Collateral Agent not later than one month before expiration of the insurance policies, if such firm has not received renewal instructions from Grantor, and (6) of any other act or omission on the part of Grantor of which it has knowledge and which would in such firm’s opinion invalidate or render unenforceable, in whole or in any material part, any insurance on any Aircraft. Grantor will also instruct such firm to advise Collateral Agent in writing at least 30 days prior to the termination or cancellation of, or material adverse change in, such insurance carried and maintained on each Aircraft pursuant to this Section 3.3(k) (or such lesser period as may be applicable in the case of war risk coverage).

(vi) Right to Pay Premiums.

Collateral Agent, as agent for and on behalf of itself and the Additional Insureds shall have the rights but not the obligations of an additional named insured. None of Collateral Agent, any other Secured Party or any other Additional Insureds shall have any obligation to pay any premium, commission, assessment or call due on any such insurance (including reinsurance). Notwithstanding the foregoing, in the event of cancellation of any insurance due to the nonpayment of premiums, each of Collateral Agent, the other Secured Parties and the other Additional Insureds shall have the option, in its sole discretion, to pay any such premium in respect of each Aircraft that is due in respect of the coverage pursuant to this Agreement and to maintain such coverage, as Collateral Agent, the other Secured Parties or the other Additional Insureds may require, until the scheduled expiry date of such insurance and, in such event, Grantor shall, upon demand, reimburse Collateral Agent, the other Secured Parties and the other Additional Insureds for amounts so paid by them.

(l) Holding Out.

Grantor agrees that it and the other Guarantors and their respective Subsidiaries will not at any time represent or hold out any Secured Party or any Affiliate of any of any Secured Party (and will use its commercially reasonable efforts to ensure that no Secured Party or any Affiliate of any Secured Party is at any time represented or held out by any other Affiliate) as being in any way connected or associated with any operation of any Airframe, any Engine, any Rotor, any Rotor Blade, or any Part or any other operations or carriage undertaken by Grantor.

(m) No Pledging of Credit.

Grantor is not authorized to, and agrees that it will not purport to, pledge the credit of Collateral Agent or any Secured Party for any maintenance, service, repairs, or overhauls of, modifications to, or changes or alterations in, any Airframe, any Engine, any Rotor, any Rotor Blade, or any Part, or for any other purpose whatsoever.

Section 3.4 [Reserved].

Section 3.5 Agreement Regarding Engines.

Collateral Agent hereby agrees for the benefit of agent or secured party of any engine (other than any Engine) or of any airframe (other than any Airframe) leased to Grantor or purchased by Grantor subject to a conditional sale or other security agreement, which lease or conditional sale or other security agreement (in the case of any such airframe) also covers an engine or engines owned by agent under such lease or subject to a security interest in favor of the secured party under such conditional sale or other security agreement, that Collateral Agent will not acquire or claim, as against such agent or secured party, any right, title or interest in any such engine as the result of such engine being installed on any Airframe at any time while such engine is owned by such agent or is subject to such conditional sale or other security agreement or security interest in favor of such secured party.

Section 3.6 Quiet Enjoyment.

Collateral Agent covenants that, as long as no Event of Default has occurred and is continuing, Grantor’s possession, use and quiet enjoyment of each Aircraft in accordance with and subject to the provisions of this Agreement, the Indenture and each other Secured Document shall not be interrupted by Collateral Agent (or any Person lawfully claiming through Collateral Agent).

Section 3.7 Inspection.

At all reasonable times and intervals as Collateral Agent may designate and, so long as no Default or Event of Default has occurred and is continuing, with reasonable prior notice to Grantor and during regular business hours, Collateral Agent or its authorized representatives may at their own expense and risk (unless an Event of Default shall have occurred and be continuing, in which event Grantor shall bear such expense and risk) conduct a visual walk-around inspection of any Aircraft and any Engine (including a visual walk-around inspection of any Aircraft during any “C” check or other heavy maintenance) and may inspect the books and records of Grantor relating to the operation and maintenance thereof and Grantor shall provide copies of such books and records to Collateral Agent or its authorized representatives at its or their reasonable request; provided that (a) such representatives shall be fully insured to the reasonable satisfaction of Grantor by Collateral Agent with respect to any risks incurred in connection with any such inspection, (b) any such inspection shall be subject to the safety, security and workplace rules applicable at the location where such inspection is conducted and any applicable governmental rules or regulations, and (c) in the case of an inspection during a maintenance visit, such inspection shall not interfere with the normal conduct of such maintenance visit or extend the time required for such maintenance visit or, in any event, at any time interfere with the use or operation of any Airframe or any Engine or with the normal conduct of Grantor’s business.

In addition to any inspection as provided hereunder, upon each request of Collateral Agent to Grantor made not more than two times in a calendar year, Grantor will make available to Collateral Agent information with respect to the cycles and hours of operation of the Airframes and Engines and the status of the time controlled components of the Engines.

If requested by Collateral Agent, Grantor shall provide the date (if then scheduled) upon which any Airframe undergoes its next scheduled major check and, with respect to any Engine, the next scheduled off such Airframe maintenance, and shall advise Collateral Agent of the name and location (if then known) of the relevant maintenance performer.

No liability or obligation will be incurred by Collateral Agent or any other Secured Party, as the case may be, by reason of non-exercise by it of the inspection rights referred to in this Section 3.7. Any viewing of any Aircraft by Collateral Agent, or any of its representatives, as the case may be, shall be for such Person’s information purposes only, and there shall be no inference or implication therefrom that Grantor is in compliance with its obligations under the Indenture or this Agreement.

Section 3.8 Additional Airframes and Engines.

So long as no Event of Default shall have occurred and be continuing, Grantor shall have the right at its option at any time, on at least 30 days’ prior notice to Collateral Agent to, or otherwise if required by any Secured Document as and when so required, Grantor shall, subject to the Lien of this Agreement, add one or more additional Airframes or Engines (“Additional Collateral”) as Collateral. In such event, immediately upon the effectiveness thereof on the date set forth in such notice or when so required, and without further act, the Additional Collateral shall be subjected to the Lien created by this Agreement free and clear of Liens (other than Liens of First Lien Agent). Upon the addition of any Additional Collateral, (a) Grantor, at its sole cost and expense, shall provide the following documents: (1) (i) a Security Agreement Supplement covering the Additional Collateral which shall have been duly filed for recordation or otherwise duly made of record with the FAA and the International Registry and (ii) such Uniform Commercial Code financing statements as are deemed necessary or desirable by counsel for Collateral Agent to perfect Collateral Agent’s Lien and security interests in the Additional Collateral; (2) satisfactory evidence as to the compliance with Section 3.3(k) hereof with respect to such Additional Collateral, as applicable; (3) an opinion, satisfactory in form and substance to Collateral Agent, of counsel to Grantor to the effect that (x) the applicable Security Agreement Supplement constitutes an effective instrument for the subjection of the applicable Additional Collateral, if any, to the Lien of this Agreement, all documents executed and delivered by Grantor in connection therewith have been duly authorized, executed and delivered by Grantor and constitute legal, valid and binding obligations of, and are enforceable against, Grantor in accordance with their respective terms; and (B) an opinion of qualified FAA counsel, with a supporting priority search certificate, as to the registration with the International Registry referred to above and the due recordation of the Security Agreement Supplement and all other documents or instruments with the FAA, the International Registry, or such other agency or registrar, the recordation of which is necessary to perfect and protect the rights of Collateral Agent in the Additional Collateral; (4)(i) the applicable Additional Collateral shall be duly subjected to the Lien of this Agreement free and clear of Liens (other than Permitted Liens) and there shall have been registered with the International Registry a sale to Grantor of such Additional Collateral and the International Interest for the benefit of Collateral Agent under this Agreement and the applicable Security Agreement Supplement, (ii) the applicable Additional Collateral shall have been duly certified by the FAA as to type and airworthiness in accordance with the terms of this Agreement, and (iii) application for registration of the Additional Collateral in accordance with Section 3.3(a) shall have been duly made with the FAA; and (5) an appraisal reasonably satisfactory to it with respect to the applicable Additional Collateral and (B) chain of title evidence for each Additional Collateral in form satisfactory to Collateral Agent (which may include bills of sale or, in the absence of a bill of sale, an invoice listing the serial number for such

Additional Collateral to the extent that it is an Engine, from the manufacturer of such Engine to Grantor), and (b) Grantor shall execute and deliver to Collateral Agent such other documents and shall take such other actions as may be reasonably requested by Collateral Agent in connection with adding such Additional Collateral to the Lien of this Agreement.

Section 3.9 Permitted Foreign Transfers. Notwithstanding anything to the contrary contained herein or in any other Secured Document, any Aircraft may be operated by Grantor in and located in foreign jurisdictions from time to time and, in connection therewith upon Grantor’s written request, made not less than 10 days in advance, so long as no Default or Event of Default shall have occurred and be continuing (i) the deregistration of such Aircraft shall be permitted hereunder to the extent permitted by Section 10.03(e) of the Indenture and (ii) Collateral Agent will, at Grantor’s expense, make or cause to be made any filings at the request of Grantor to cause Collateral Agent’s Lien in such Aircraft to be removed from the FAA registry; provided that the Lien in respect of such Aircraft shall only be released or unperfected to the extent the corresponding Credit Agreement Liens are released or become unperfected, as applicable.

SECTION 4. REMEDIES OF COLLATERAL AGENT UPON AN EVENT OF DEFAULT

Section 4.1 Remedies with Respect to Collateral. (a) Remedies Available. Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, this Agreement shall be in default, and Collateral Agent may, and upon the instruction of the Required Lenders shall, do one or more of the following but without any duty to account to Grantor with respect to such action or inaction: (A) demand in writing that Grantor, at Grantor’s expense, deliver promptly, and Grantor shall deliver promptly, all or such part of any Airframe or any Engine or any other Collateral to Collateral Agent or its designee or, Collateral Agent, at its option, may enter upon the premises where all or any part of any Airframe or any Engine or any other Collateral are located or are supposed to be located, search for Collateral and take immediate possession of and remove the same by summary proceedings or otherwise, and without demand or notice or liability of any kind whatsoever; and/or (B) if at the time such action may be lawful and always subject to compliance with any mandatory legal requirements, either with or without taking possession, and either before or after taking possession and without instituting any legal proceedings whatsoever, and having first given notice of such sale in accordance with the Security Agreement to Grantor at least 10 days prior to the date of such sale, and any other notice which may be required by Law, sell and dispose of the Collateral, or any part thereof, or interest therein, free and clear of any rights or claims of Grantor, at public auction or private sale, in one lot as an entirety or in separate lots, and either for cash or on credit and on such terms as Collateral Agent may determine, and at any place (whether or not it be the location of the Collateral or any part thereof) and time designated in the notice above referred to. Any such sale may be adjourned from time to time by announcement at the time and place appointed for such sale, or for any such adjourned sale, without further notice, and Collateral Agent or a Secured Party may bid and become the purchaser at any such sale and each Secured Party shall be entitled at any sale to credit against any purchase price bid at such sale by such Secured Party all or any part of any unpaid Secured Obligation owing to such Secured Party secured by the Lien of this Agreement; (C) hold, use, operate, lease to others or keep idle all or any part of such Airframe or such Engine as Collateral Agent, in its sole discretion, may determine, all free and clear of any rights or claims of Grantor; and/or (D) exercise any or all of other rights and powers and pursue any and all other remedies accorded to a secured party under Applicable Law or the Cape Town Convention, including to recover judgment in its own name as Collateral Agent against the Collateral and to take possession of all or any part of the Collateral, to exclude Grantor and all Persons claiming under it wholly or partly therefrom, and including to exercise any other remedy of a secured party under the Code (whether or not in effect in the jurisdiction in which enforcement is sought).

If an Event of Default shall have occurred and be continuing, Collateral Agent may, in its sole discretion, from time to time, at the expense of Grantor, make all such expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to and of the Collateral, as it may deem proper. In each such case, Collateral Agent shall have the right to maintain, use, operate, store, lease, control or manage the Collateral and to exercise all rights and powers of Grantor relating to the Collateral in connection therewith, as Collateral Agent shall deem appropriate, including the right to enter into any and all such agreements with respect to the maintenance, insurance, use, operation, storage, leasing, control, management or disposition of the Collateral or any part thereof as Collateral Agent may determine; and Collateral Agent shall be entitled to collect and receive directly all tolls, rents, revenues, issues, income, products and profits of the Collateral and every part thereof. Such tolls, rents, revenues, issues, income, products and profits shall be applied to pay the expenses of use, operation, storage, leasing, control, management or disposition of the Collateral, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which Collateral Agent may be required or may elect, to make, if any, for Taxes, insurance or other proper charges assessed against or otherwise imposed upon the Collateral or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of Grantor at the employment of one or more Persons to remarket the Collateral for sale or lease or to otherwise manage the Collateral), and all other payments which Collateral Agent may be required or authorized to make under any provision of this Agreement, as well as just and reasonable compensation for the services of Collateral Agent, and of all Persons engaged or employed by Collateral Agent.

If an Event of Default shall have occurred and be continuing, at the request of Collateral Agent, Grantor shall promptly execute and deliver to Collateral Agent such instruments of title and other documents as Collateral Agent may deem necessary or advisable to enable Collateral Agent or an agent or representative designated by Collateral Agent, at such time or times and place or places as Collateral Agent may specify, to obtain possession of all or any part of the Collateral to which Collateral Agent shall at the time be entitled hereunder, to change the registration of any Aircraft, to deregister any Aircraft or otherwise to facilitate the exercise of the above-mentioned rights and remedies. Without limiting the foregoing, upon Collateral Agent’s request, Grantor shall execute and deliver to Collateral Agent an Irrevocable De-Registration and Export Request Authorization (“IDERA”), the form of which is attached hereto as Exhibit B, for any Aircraft, and Collateral Agent may use or otherwise file, record, and/or register such IDERA as it may elect during the existence of an Event of Default, provided that Collateral Agent shall give 3 days written notice to Grantor prior to using or otherwise filing, recording, and/or registering such IDERA. If Grantor shall for any reason fail to execute and deliver such instruments and documents after such request by Collateral Agent, Collateral Agent may obtain a judgment conferring on Collateral Agent the right to immediate possession and requiring Grantor to execute and deliver such instruments and documents to Collateral Agent, to the entry of which judgment Grantor hereby specifically consents to the fullest extent it may lawfully do so.

Nothing in the foregoing shall affect the right of Collateral Agent or any Secured Party to receive all amounts owing to such Secured Party as and when the same may be due.

The Collateral Agent shall exercise rights and remedies and sell the Collateral under this Agreement only at the direction of the holders of a majority in the aggregate principal amount of the Secured Obligations outstanding at the time of such action delivered in accordance with the applicable provisions of the Indenture, including without limitation, after such holders have provided indemnity and security satisfactory to the Trustee and the Collateral Agent for any losses, liabilities and expenses that may be incurred in connection therewith; provided that if the Collateral Agent shall not have received appropriate instructions within 10 days of a request from the applicable Secured Parties (or such shorter period as reasonably may be specified in such request or as may be necessary under the circumstances), it may, but shall be under no duty to take or refrain from taking such action as it shall deem to be in the best interests of the Secured Parties and the Collateral Agent shall have no liability to any Person for such action or inaction.

(b) Collateral Agent may proceed to protect and enforce this Agreement by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement herein contained or in execution or aid of any power herein granted; or for foreclosure hereunder, or for the appointment of a receiver or receivers for the Collateral or any part thereof, or for the recovery of judgment for the indebtedness secured by the Lien created under this Agreement or for the enforcement of any other proper, legal or equitable remedy available under applicable law.

(c) Any proceeds received by Collateral Agent after the occurrence of an Event of Default shall be applied by Collateral Agent in accordance with Section 27 of the Security Agreement.

Section 4.2 Remedies Cumulative. To the maximum extent permitted by applicable law, each and every right, power and remedy herein specifically given to Collateral Agent or otherwise in this Agreement shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity, by statute or by the Notes Documents, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Collateral Agent, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by Collateral Agent in the exercise of any right, remedy or power or in the pursuit of any remedy shall, to the extent permitted by applicable law, impair any such right, power or remedy or be construed to be a waiver of any default on the part of Grantor or to be an acquiescence therein.

Section 4.3 Discontinuance of Proceedings. In case Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to Collateral Agent, then and in every such case Grantor and Collateral Agent shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of Collateral Agent shall continue, as if no such proceedings had been undertaken (but otherwise without prejudice).

Section 4.4 Intentionally Omitted.

Section 4.5 Further Assurances. Grantor, at its own cost and expense, shall take all such actions as Collateral Agent from time to time may request in its reasonable discretion, so as to ensure that Collateral Agent has or obtains the fullest benefit, protection, and advantages under the Cape Town Convention. The parties hereto agree with respect to such matters, as follows:

(a) In this Agreement, the Convention and the Aircraft Protocol shall be read and interpreted together as a single instrument as required by Article 6(1) of the Cape Town Convention. In this Section 4.5 the following expressions have the respective meanings set forth in Article 1 of the Convention:

(i) aircraft engines,

(ii) airframe,

(iii) creditor,

(iv) international interest or International Interest,

(v) prospective international interest,

(vi) registry authority,

(vii) security agreement,

(viii) State of registry,

(b) Grantor, as grantor, and Collateral Agent, for the benefit of the Secured Parties, as secured party, agree that:

(i) each Airframe of each Aircraft is an airframe and, accordingly, an aircraft object, and each Engine is an aircraft engine and, accordingly, an aircraft object, to which this Agreement relates for the purposes of the Cape Town Convention, and each Aircraft has the model, manufacturer’s serial number, and, as of the date hereof, U.S. registration mark specified on Annex A for such Aircraft;

(ii) the International Interest of Collateral Agent, for the benefit of the Secured Parties, as secured party, as a creditor and chargee under a security agreement, in each of the Airframes and the Engines, shall promptly following the execution and delivery of this Agreement (and thereafter, promptly following the execution and delivery of a Security Agreement Supplement) be registered, with the consent of Grantor, as grantor, and of Collateral Agent, for the benefit of the Secured Parties, as secured party, as an International Interest under the Cape Town Convention in each of the Airframes and the Engines and each such registration may be amended or extended prior to its expiry by Collateral Agent, for the benefit of the Secured Parties, as secured party, alone, consent of Grantor being deemed given hereby;

(iii) for the purposes of Article 17(1) of the Convention each of the events which constitutes an Event of Default is an event that constitute a default or otherwise give rise to the rights and remedies specified in Articles 12 to 15 and 20 of the Convention;

(iv) Collateral Agent, for the benefit of the Secured Parties, as secured party, shall have the remedies referred to in Articles 15(1) and 20(1) of the Convention;

(v) for the purposes of Article 54 of the Convention and other provisions of the Cape Town Convention which relate back to such Article, the courts sitting in the County of New York, New York or in Dublin, Ireland shall have exclusive jurisdiction in respect of any claims brought under the Cape Town Convention in accordance with the provisions of Section 5.12 of this Agreement;

(vi) Collateral Agent may exercise, in addition to the remedies under the Secured Documents, any other right or remedy which may be available to it as secured party under Applicable Law or under the Cape Town Convention, including, without limitation, all rights and remedies under Chapter III of the Convention and Chapter II of the Aircraft Protocol. To the extent permitted by Applicable Law, Grantor and Collateral Agent hereby agree that Collateral Agent shall not be required to provide notice to Grantor as set forth in Article IX(6) of the Aircraft Protocol in connection with a proposal to procure the de-registration and export of any Aircraft without a court order. Grantor expressly agrees to permit Collateral Agent to obtain from any applicable court, pending final determination of any claim resulting from an Event of Default hereunder, speedy relief in the form of any of the orders specified in Article 13 of the Convention and Article X of the Aircraft Protocol as Collateral Agent shall determine in its sole and absolute discretion, subject to any procedural requirements prescribed by Applicable Laws.

(vii) Grantor shall cooperate with Collateral Agent, as secured party, at Grantor’s expense with respect to effecting registration pursuant to the Cape Town Convention of any agreement related to the ranking of priority between the various International Interests and/or the interests of Grantor, as grantor, Collateral Agent, as secured party, save that the Lien of Collateral Agent ranks prior to all other interests.

(c) Except to the extent expressly provided herein, any terms of this Agreement or the other Secured Documents which expressly incorporate any provisions of the Cape Town Convention shall prevail in the case of any conflict with any other provision contained herein. Each of the parties hereto acknowledges and agrees that for purposes of the Cape Town Convention (to the extent applicable hereto) separate rights may exist with respect to the Airframe and the Engines.

(d) Grantor hereby consents to the exercise by Collateral Agent of the remedies granted herein and in the other Secured Documents and in the Cape Town Convention (in accordance with the terms of the Cape Town Convention). Grantor acknowledges and agrees that Collateral Agent may exercise such of the remedies as set forth in Section 4.1 or in the other Secured Documents as it shall determine in its sole discretion and none of the remedies as set forth in Section 4.1 or in the other Secured Documents is manifestly unreasonable. To the extent permitted by Applicable Law, Grantor and Collateral Agent hereby agree that paragraph 2 of Article 13 of the Convention shall not apply to this Agreement or to the exercise of any remedy by Collateral Agent under this Agreement or in the other Secured Documents or under the Cape Town Convention. Following the occurrence of an Event of Default, Grantor agrees that Collateral Agent may immediately discharge any registration made with the International Registry in Grantor’s favor.

SECTION 5. MISCELLANEOUS

Section 5.1 Termination of Agreement. Subject to Section 5.15, upon payment in full of the Secured Obligations, or upon permitted de-registration of any Collateral hereunder in accordance with Section 3.9, Collateral Agent shall, upon the written request of Grantor, execute and deliver to, or as directed in writing by, and at the expense of, Grantor an appropriate instrument or instruments (in due form for recording and in the form provided by Grantor and reasonably approved by Collateral Agent) reasonably required to release, without recourse, representation or warranty, all Aircrafts and the balance of the Collateral (or, in the case of de-registration under Section 3.9, solely the applicable de-registered Aircraft and the other Collateral in respect thereof) from the Lien of this Agreement and, in the case of payment in full of the Secured Obligations, this Agreement shall terminate; provided, however, that this Agreement shall earlier terminate upon any sale or other final disposition by Collateral Agent of all property constituting the Collateral and the final distribution by Collateral Agent of all monies or other property or proceeds constituting the Collateral in accordance with the terms of Section 27 of the Security Agreement. In addition, in connection with the release of the Lien of this Agreement, Collateral Agent shall discharge or consent to the discharge of the registration of the International Interests in favor of Collateral Agent vested in Collateral Agent pursuant to this Agreement. Except as otherwise provided above, this Agreement and the Liens in respect of the Collateral created hereby shall continue in full force and effect in accordance with the terms hereof.

Section 5.2 No Legal Title to Collateral in Collateral Agent. None of Collateral Agent or any other Secured Party shall have legal title to any part of the Collateral. No transfer, by operation of law or otherwise, of any right, title and interest of Collateral Agent or any other Secured Party in and to the Collateral or this Agreement shall operate to terminate this Agreement or the trusts hereunder or entitle any successor or transferee of Collateral Agent or any other Secured Party to an accounting or to the transfer to it of legal title to any part of the Collateral.

Section 5.3 Sale of Aircraft by Collateral Agent is Binding. Any sale or other conveyance of any Aircraft, Airframe, Engine, or any interest therein by Collateral Agent made pursuant to the terms of this Agreement shall bind the Secured Parties and Grantor, and shall be effective to transfer or convey all right, title and interest of Collateral Agent, the other Secured Parties and Grantor in and to such Aircraft, Airframe, Engine, or interest therein. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by any Secured Party.

Section 5.4 Benefit of Agreement. Nothing in this Agreement, whether express or implied, shall be construed to give to any Person other than Grantor, Collateral Agent and the other Secured Parties any legal or equitable right, remedy or claim under or in respect of this Agreement.

Section 5.5 Intentionally Omitted.

Section 5.6 Intentionally Omitted.

Section 5.7 Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices required or permitted under the terms and provisions hereof shall be given in accordance with Section 22 of the Security Agreement.

Section 5.8 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

Section 5.9 Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

Section 5.10 Successors and Assigns. All covenants and agreements contained herein and in the other Secured Documents shall be binding upon, and inure to the benefit of, Grantor and its successors and permitted assigns (provided, however, that Grantor may not assign this Agreement or any rights, obligation or duties hereunder without Collateral Agent’s prior written consent and any prohibited assignment shall be absolutely void ab initio), and Collateral Agent and its successors and permitted assigns, and each other Secured Party and its successors and permitted assigns, all as provided herein or in the other applicable Secured Documents. Any request, notice, direction, consent, waiver or other instrument or action by any Secured Party (unless withdrawn by such Secured Party or its successor prior to it being acted upon by Collateral Agent) shall bind the successors of such Secured Party.

Section 5.11 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

Section 5.12 CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE PROVISION.

(a) THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK STATE OF NEW YORK; PROVIDED, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT COLLATERAL AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE COLLATERAL AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. GRANTOR AND COLLATERAL AGENT WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 5.12(b).

(c) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, GRANTOR AND COLLATERAL AGENT HEREBY WAIVE THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH A “CLAIM”). GRANTOR AND COLLATERAL AGENT REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(d) GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK AND THE STATE OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT COLLATERAL AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(e) IN THE EVENT ANY LEGAL PROCEEDING IS FILED IN A COURT OF THE STATE OF NEW YORK (THE “COURT”) BY OR AGAINST ANY PARTY HERETO IN CONNECTION WITH ANY CLAIM AND THE WAIVER SET FORTH IN SECTION 5.12(c) ABOVE IS NOT ENFORCEABLE IN SUCH PROCEEDING, THE PARTIES HERETO AGREE AS FOLLOWS:

(i) WITH THE EXCEPTION OF THE MATTERS SPECIFIED IN SUBCLAUSE (ii) BELOW, ANY CLAIM SHALL BE DETERMINED BY A GENERAL REFERENCE PROCEEDING IN ACCORDANCE WITH THE PROVISIONS OF NEW YORK CODE OF CIVIL PROCEDURE. THE PARTIES INTEND THIS GENERAL REFERENCE AGREEMENT TO BE SPECIFICALLY ENFORCEABLE. VENUE FOR THE REFERENCE PROCEEDING SHALL BE IN THE COUNTY OF NEW YORK, NEW YORK.

(ii) THE FOLLOWING MATTERS SHALL NOT BE SUBJECT TO A GENERAL REFERENCE PROCEEDING: (A) NON-JUDICIAL FORECLOSURE OF ANY SECURITY INTERESTS IN REAL OR PERSONAL PROPERTY, (B) EXERCISE OF SELF-HELP REMEDIES (INCLUDING SET-OFF OR RECOUPMENT), (C) APPOINTMENT OF A RECEIVER, AND (D) TEMPORARY, PROVISIONAL, OR ANCILLARY REMEDIES (INCLUDING WRITS OF ATTACHMENT, WRITS OF POSSESSION, TEMPORARY RESTRAINING ORDERS, OR PRELIMINARY INJUNCTIONS). THIS AGREEMENT DOES NOT LIMIT THE RIGHT OF ANY PARTY TO EXERCISE OR OPPOSE ANY OF THE RIGHTS AND REMEDIES DESCRIBED IN CLAUSES (A) - (D) AND ANY SUCH EXERCISE OR OPPOSITION DOES NOT WAIVE THE RIGHT OF ANY PARTY TO PARTICIPATE IN A REFERENCE PROCEEDING PURSUANT TO THIS AGREEMENT WITH RESPECT TO ANY OTHER MATTER.

(iii) UPON THE WRITTEN REQUEST OF ANY PARTY, THE PARTIES SHALL SELECT A SINGLE REFEREE, WHO SHALL BE A RETIRED JUDGE OR JUSTICE. IF THE PARTIES DO NOT AGREE UPON A REFEREE WITHIN 10 DAYS OF SUCH WRITTEN REQUEST, THEN, ANY PARTY SHALL HAVE THE RIGHT TO REQUEST THE COURT TO APPOINT A REFEREE PURSUANT TO NEW YORK CODE OF CIVIL PROCEDURE. THE REFEREE SHALL BE APPOINTED TO SIT WITH ALL OF THE POWERS PROVIDED BY LAW. PENDING APPOINTMENT OF THE REFEREE, THE COURT SHALL HAVE THE POWER TO ISSUE TEMPORARY OR PROVISIONAL REMEDIES.

(iv) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE REFEREE SHALL DETERMINE THE MANNER IN WHICH THE REFERENCE PROCEEDING IS CONDUCTED INCLUDING THE TIME AND PLACE OF HEARINGS, THE ORDER OF PRESENTATION OF EVIDENCE, AND ALL OTHER QUESTIONS THAT ARISE WITH RESPECT TO THE COURSE OF THE REFERENCE PROCEEDING. ALL PROCEEDINGS AND HEARINGS CONDUCTED BEFORE THE REFEREE, EXCEPT FOR TRIAL, SHALL BE CONDUCTED WITHOUT A COURT REPORTER, EXCEPT WHEN ANY PARTY SO REQUESTS A COURT REPORTER AND A TRANSCRIPT IS ORDERED, A COURT REPORTER SHALL BE USED AND THE REFEREE SHALL BE PROVIDED A COURTESY COPY OF THE TRANSCRIPT. THE PARTY MAKING SUCH REQUEST SHALL HAVE THE OBLIGATION TO ARRANGE FOR AND PAY THE COSTS OF THE COURT REPORTER, PROVIDED THAT SUCH COSTS, ALONG WITH THE REFEREE’S FEES, SHALL ULTIMATELY BE BORNE BY THE PARTY WHO DOES NOT PREVAIL, AS DETERMINED BY THE REFEREE.

(v) THE REFEREE MAY REQUIRE ONE OR MORE PREHEARING CONFERENCES. THE PARTIES HERETO SHALL BE ENTITLED TO DISCOVERY, AND THE REFEREE SHALL OVERSEE DISCOVERY IN ACCORDANCE WITH THE RULES OF DISCOVERY, AND SHALL ENFORCE ALL DISCOVERY ORDERS IN THE SAME MANNER AS ANY TRIAL COURT JUDGE IN PROCEEDINGS AT LAW IN THE STATE OF NEW YORK.

(vi) THE REFEREE SHALL APPLY THE RULES OF EVIDENCE APPLICABLE TO PROCEEDINGS AT LAW IN THE STATE OF NEW YORK AND SHALL DETERMINE ALL ISSUES IN ACCORDANCE WITH NEW YORK SUBSTANTIVE AND

PROCEDURAL LAW. THE REFEREE SHALL BE EMPOWERED TO ENTER EQUITABLE AS WELL AS LEGAL RELIEF AND RULE ON ANY MOTION WHICH WOULD BE AUTHORIZED IN A TRIAL, INCLUDING MOTIONS FOR DEFAULT JUDGMENT OR SUMMARY JUDGMENT. THE REFEREE SHALL REPORT HIS OR HER DECISION, WHICH REPORT SHALL ALSO INCLUDE FINDINGS OF FACT AND CONCLUSIONS OF LAW. THE REFEREE SHALL ISSUE A DECISION AND PURSUANT TO NEW YORK CODE OF CIVIL PROCEDURE, THE REFEREE’S DECISION SHALL BE ENTERED BY THE COURT AS A JUDGMENT IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT. THE FINAL JUDGMENT OR ORDER FROM ANY APPEALABLE DECISION OR ORDER ENTERED BY THE REFEREE SHALL BE FULLY APPEALABLE AS IF IT HAS BEEN ENTERED BY THE COURT.

(vii) THE PARTIES RECOGNIZE AND AGREE THAT ALL CLAIMS RESOLVED IN A GENERAL REFERENCE PROCEEDING PURSUANT HERETO WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR OWN CHOICE, EACH PARTY HERETO KNOWINGLY AND VOLUNTARILY AND FOR THEIR MUTUAL BENEFIT AGREES THAT THIS REFERENCE PROVISION SHALL APPLY TO ANY DISPUTE BETWEEN THEM THAT ARISES OUT OF OR IS RELATED TO THIS AGREEMENT.

Section 5.13 Amendments. This Agreement may be amended, supplemented or otherwise modified only in accordance with the provisions of Section 21 of the Security Agreement.

Section 5.14 Limitation on Collateral Agent’s Duty in Respect of Collateral. Collateral Agent shall use reasonable care with respect to the Collateral in its possession or under its control. The Collateral Agent shall not have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Collateral Agent, or any income thereon or as to the preservation of rights against prior or any other parties or any other rights pertaining thereto. The powers conferred on the Collateral Agent hereunder are solely to protect Collateral Agent’s interest in the Collateral, for the benefit of the Secured Parties, and shall not impose any duty upon the Collateral Agent to exercise any such powers.

Section 5.15 Revival and Reinstatement of Obligations. If the incurrence or payment of the Secured Obligations by Grantor or any Guarantor or the transfer to Collateral Agent of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (each, a “Voidable Transfer”), and if Collateral Agent or any other Secured Party is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Collateral Agent or any other Secured Party is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Collateral Agent or any other Secured Party related thereto, the liability of Grantor and each Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

Section 5.16 Concerning Collateral Agent. Collateral Agent acts hereunder solely as Notes Collateral Agent as in the Indenture and the Security Agreement provided on behalf of the Secured Parties and not in its individual capacity. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the “Collateral Agent” shall be a reference to Collateral Agent, for the benefit of each of the Secured Parties. Sections 13 and 28 of the Security Agreement and Section 10.11 of the Indenture are incorporated herein, mutatis mutandis, as if a part hereof. Wilmington Trust, National Association is entering into this Agreement not in its individual capacity, but solely in its capacity as collateral agent under the Indenture, and shall not be personally liable hereunder in its individual capacity, except for its own gross negligence or willful misconduct. In the performance of its duties and obligations hereunder, Wilmington Trust, National Association shall be entitled to all of the rights, privileges and immunities afforded it in the Indenture.

Section 5.17 Additional Cape Town Convention Provisions.

(a) Grantor agrees and acknowledges this Agreement creates and constitutes an International Interest in the Collateral. Grantor hereby undertakes to perform all of its obligations hereunder and under any contracts or agreements constituting part of the Collateral. Grantor shall establish a valid and existing account with the International Registry, appoint an Administrator and/or a Professional User acceptable to Collateral Agent to make registration in regards to the Collateral. On, or within a reasonable time after the date hereof, Grantor’s applicable Contracts of Sale shall be registered and searchable in the International Registry, but subordinate to the registration of the International Interest created by this Agreement. Grantor shall not register any prospective or current International Interest or Contract of Sale (or any amendment, modification, supplement, subordination of subrogation thereof) with the International Registry (other than with respect to the Credit Facilities) except as permitted by this Agreement or each other Secured Document, Grantor shall not execute or deliver any IDERA to any party other than Collateral Agent unless Collateral Agent agrees in writing or as otherwise permitted by this Agreement or each other Secured Document. Grantor further represents and confirms it is situated in a Contracting State (as that term is used in the Convention) as contemplated under the Cape Town Convention, and Grantor has the power to dispose of the Collateral, as contemplated by the Cape Town Convention.

(b) The parties hereto agree that for the purposes of the definition of Prospective International Interest in the Cape Town Convention, the purchase of the Notes under the Indenture shall constitute the stated event upon which Grantor has created or provided for an International Interest in the Aircraft Objects (as such term is defined in the Cape Town Convention). In addition, without limiting any other provision of this Agreement, Grantor agrees that a Prospective International Interest registration shall be made on the International Registry with respect to each Engine, regardless of whether it is installed on an Airframe.

Section 5.18 Security Agreement; Indenture. The provisions of this Agreement are supplemental to the provisions of the Security Agreement. For the avoidance of doubt, in the event of any actual, irreconcilable conflict that cannot be resolved between Section 3.9 hereof and the provisions of the Indenture, the Indenture shall control and govern.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers, as the case may be, thereunto duly authorized, as of the day and year first above written.

, a

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

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Schedule I

to Aircraft and Engine Security Agreement

DEFINITIONS RELATING AGREEMENT

“Accessories”: means water tanks, pond snorkels, water cannons, and other equipment and attachments for aircranes that are used by a Person for the purpose of firefighting, logging, and construction.

“Additional Collateral”: has the meaning ascribed thereto in Section 3.8 of the Agreement.

“Additional Insureds”: means each Secured Party and their respective officers, directors, employees, agents, and other representatives.

“Administrator”: has the meaning ascribed thereto in the Cape Town Convention.

“Aeronautical Authority”: means the FAA.

“After-Tax Basis”: with respect to any payment to be received or accrued by any Person, the amount of such payment adjusted, if necessary, so that such payment, after taking into account all Taxes payable to any taxing authority as a result of the receipt or accrual of such payments and any savings in Taxes with respect to the indemnified Taxes or other liability in respect of which such payment is due, shall be equal to the payment that would have been received or accrued in the absence of such Taxes and any savings in Taxes.

“Aircraft”: means, collectively, the Airframes, Engines, Rotors, and Rotor Blades, whether or not any of such initial or substituted Engines, Rotors, or Rotor Blades may from time to time be installed on each Airframe.

“Aircraft Documents”: means all technical data, manuals and log books, and all inspection, modification and overhaul records and other service, repair, maintenance and technical records that are required by the FAA or the Maintenance Program to be maintained with respect to Aircraft, Airframes, Engines, Rotors, Rotor Blades, or Parts; and such term shall include all additions, renewals, revisions and replacements of any such materials from time to time made, or required to be made, by the FARs or the Maintenance Program, and in each case in whatever form and by whatever means or medium (including, without limitation, microfiche, microfilm, paper, web based or other electronic storage, or computer disk or any software) such materials may be maintained or retained by or on behalf of Grantor; provided that all such materials shall be maintained in the English language.

“Aircraft Protocol” means the official English language text of the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment, adopted on 16 November 2001 at a diplomatic conference held in Cape Town, South Africa as the same may be amended or modified from time to time.

“Airframe”: means (a) the aircraft (except the Engines, engines, Rotors, or Rotor Blades from time to time installed thereon) listed by manufacturer’s serial numbers and US Registration numbers on Annex A attached hereto; and (b) any and all Parts so long as the same shall be incorporated or installed in or attached to such aircraft, or so long as the same shall be subject to the Lien of the Agreement in accordance with the terms of Section 3.3(h), (i) or (j) thereof, removed from such aircraft. Each Airframe is of a type certified to transport at least eight persons including crew, or goods in excess

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of 2750 kilograms. The term “Airframe” shall also include any aircraft added to the Lien of this Agreement as Collateral as an Additional Airframe and Engines pursuant to Section 3.5 of the Agreement and related Parts as described above.

“Applicable Law”: means any Laws applicable to Grantor.

“Bills of Sale”: means the warranty bills of sale covering each Aircraft.

“Cape Town Convention” means, collectively, the Aircraft Protocol, the Convention, the International Registry Procedures, and the International Registry Regulations.

“Citizen of the United States”: means a citizen of the United States as defined in § 40102(a)(15) of the Transportation Code, or any analogous part of any successor or substituted legislation or regulation at the time in effect.

“Collateral”: has the meaning set forth in Section 2.1 of the Agreement.

“Collateral Agent”: has the meaning set forth in the introductory paragraph of the Agreement and has the meaning ascribed to the term “Notes Collateral Agent” in the Indenture.

“Convention” means the official English language text of the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment, adopted November 16, 2001 at a diplomatic conference held in Cape Town, South Africa as the same may be amended or modified from time to time.

“Contract of Sale”: has the meaning ascribed thereto in the Cape Town Convention.

“Engine”: means the engines bearing manufacturer’s serial numbers on Annex A attached hereto, whether or not from time to time installed on the Airframe or installed on any other airframe or on any other aircraft. The term “Engine” shall also include any aircraft added to the Lien of this Agreement as Collateral as an Additional Airframe and Engines pursuant to Section 3.5 of the Agreement and related Parts as described above.

“Engine Manufacturer”: means the manufacturer of an Engine as specified on Annex A attached hereto.

“Federal Aviation Code”: means the sections of Title 49 of the United States Code relating to aviation, as amended from time to time, or any similar legislation of the United States enacted in substitution or replacement therefor.

“Government”: means the United States of America or an agency or instrumentality thereof the obligations of which bear the full faith and credit of the United States of America.

“IDERA” shall have the meaning ascribed to it in Section 4.1(a) hereof.

“International Interest”: has the meaning ascribed thereto in the Cape Town Convention.

“International Registry” means the International Registry of Mobile Assets located in Dublin, Ireland and established pursuant to the Cape Town Convention, along with any successor registry thereto.

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“International Registry Procedures” means the official English language text of the procedures for the International Registry issued by the supervisory authority thereof pursuant to the Convention and the Aircraft Protocol, as the same may be amended or modified from time to time.

“International Registry Regulations” means the official English language text of the regulations for the International Registry issued by the supervisory authority thereof pursuant to the Convention and the Aircraft Protocol, as the same may be amended or modified from time to time.

“Issuer”: has the meaning ascribed thereto in the recitals to the Agreement.

“Law”: means (a) any constitution, treaty, statute, law, decree, regulation, order, rule or directive of any Governmental Authority and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

“Lien”: means with respect to any asset, (a) any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, lease, sublease, encumbrance of any kind, charge or security interest in, on or of such asset, or any other type of preferential treatment, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset, and (c) any registration, International Interest, or prospective International Interest with the International Registry that has not been discharged.

“Manufacturer”: means the manufacturer of an Airframe as specified on Annex A attached hereto.

“Officers’ Certificate”: has the meaning ascribed thereto in the Indenture.

“Parts”: means any and all appliances, parts, components, avionics, landing gear, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature (other than (a) Engines or engines, Rotors, or Rotor Blades and (b) any parts leased by Grantor from a third party), that may from time to time be installed or incorporated in or attached or appurtenant to any Airframe or any Engine.

“Professional User”: has the meaning ascribed thereto in the Cape Town Convention.

“Rotor”: means any helicopter rotor now or hereafter owned by Grantor.

“Rotor Blade”: means any rotor blade now or hereafter owned by Grantor.

“Security Agreement Supplement”: means a Security Agreement Supplement with respect to an applicable Airframe and/or Engine(s) substantially in the form of Exhibit A to the Agreement.

“Transportation Code”: means Subtitle VII of Title 49 of the United States Code, as amended and recodified from time to time.

“Trustee”: has the meaning set forth in the introductory paragraph of the Agreement.

“United States” and “U.S.”: each means the United States of America.

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“U.S. Government”: means the federal government of the United States, or any instrumentality or agency thereof the obligations of which are guaranteed by the full faith and credit of the United States.

“Wet Lease”: means any arrangement, whether or not referred to as a “lease”, a “charter” or otherwise, whereby Grantor agrees to furnish any Aircraft or any Airframe to a third party, or agrees to provide the services of any Aircraft or Airframe for the benefit of a third party, pursuant to which such Aircraft or such Airframe shall at all times be in the operational control of a Grantor and shall be maintained, insured and otherwise operated in accordance with the provisions hereof, provided that Grantor’s obligations under the Notes Documents shall continue in full force and effect notwithstanding

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